Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

TGC INDUSTRIES, INC.

(a Texas Corporation)

February 9, 2015

This CERTIFICATE OF AMENDMENT (this “Certificate”) is being executed and filed pursuant to Sections 3.051, 3.052, 3.053, 3.054 and 21.364 of the Texas Business Organizations Code (the “TBOC”). The undersigned hereby certifies that:

1. The name of the filing entity is: TGC INDUSTRIES, INC., a Texas for-profit corporation (the “Corporation”). The date of formation of the Corporation was March 28, 1980, and it has been assigned file number 51318400.

2. The Corporation now desires to changes its name. Accordingly, Article 1 of the Amended and Restated Certificate of Formation of the Corporation is hereby revised to read in full:

“Name. The name of the Corporation is DAWSON GEOPHYSICAL COMPANY”

3. Article 4 of the Amended and Restated Certificate of Formation of the Corporation is hereby revised to include a new section d. thereof as follows:

“d. 2015 Reverse Split. Effective at 4:02 p.m., Central Time, on February 11, 2015 (referred to herein as “Split Effective Time”), every three shares of the Common Stock, par value $.01, issued and outstanding as of the Split Effective Time were automatically, and without action on the part of the shareholders, converted and combined into one validly issued, fully paid and non-assessable share of Common Stock, par value $.01, (the “2015 Reverse Split”). In the case of a holder of shares not evenly divisible by three, such holders received in lieu of any fraction of a share, an additional share of Common Stock. As of the Split Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the 2015 Reverse Split were deemed to represent the number of new shares into which the old shares were convertible.”

4. The amendment to the certificate of formation has been approved in the manner required by the TBOC and by the governing documents of the Corporation.

5. This document becomes effective at 4:02 p.m., Central Time, on February 11, 2015.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 9th day of February, 2015.

By:	/s/ Wayne A. Whitener
	Name:	Wayne A. Whitener
	Title:	President and Chief Executive Officer